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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE - October 25, 2004

              NS GROUP REPORTS RECORD CONSECUTIVE QUARTERLY RESULTS

NEWPORT, KY--(BUSINESS WIRE) -- October 25, 2004 (NYSE: NSS) NS Group, Inc. announced today record results for the quarter ended September 30, 2004. Net sales for the quarter were a record $122.1 million, a 12 percent increase over the second quarter of 2004. The company reported record operating income of $25.5 million for the quarter compared to operating income of $21.6 million in the second quarter of 2004. Net income for the third quarter was a record $24.7 million, or $1.14 per diluted share, compared to net income of $20.6 million, or $0.96 per diluted share, in the second quarter of 2004.

Net sales for the nine months ended September 30, 2004 were $316.1 million, or a 66 percent increase over the $190.0 million for the nine months ended September 30, 2003. Operating income for the first nine months of 2004 was $52.6 million, compared to an operating loss of $17.8 million for the comparable prior year period. The company reported net income of $50.4 million, or $2.35 per diluted share, compared to a net loss of $20.8 million, or a $1.00 loss per diluted share, in the prior year period.

President and CEO, Rene J. Robichaud stated, "We are pleased to report back-to-back record quarterly results and our seventh consecutive improvement in quarterly financial performance. Strong demand for our energy products coupled with relatively low levels of tubular product inventory in the marketplace resulted in higher average selling prices for both our seamless and welded products. In addition, our employees continue to successfully reduce costs by improving productivity, product yields, quality and service. I congratulate them on this record performance. At September 30, 2004 we had nearly $17.0 million in cash and no borrowings against our $50.0 million credit facility."

Robichaud went on to say, "The outlook continues to be good. Oil and natural gas prices are near record levels. Drilling for oil and natural gas remain strong both domestically and internationally. Total inventories of oil country tubular goods are still at relatively low levels. Accordingly, demand and pricing for our energy tubular products is strong. Although we anticipate higher steel costs in the fourth quarter, we expect our OCTG prices will enable us to remain solidly profitable."

                                     -more-

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The company will host a conference call and simultaneous web cast to discuss third quarter results at 11:00 A.M. ET on Monday, October 25, 2004. Details concerning the conference call and web cast are available on the company's web site, www.nsgrouponline.com.

NS Group, Inc. is a leading producer of seamless and welded tubular products serving the energy industry. These products are used in the drilling, exploration and transmission of oil and natural gas. The company's tubular products are marketed primarily in the United States and certain foreign markets. NS Group is traded on the NYSE under the symbol NSS. To learn more about NS Group log on to www.nsgrouponline.com.

This report contains forward-looking information with respect to the company's operations and beliefs. Actual results may differ from these forward-looking statements due to numerous factors, including those discussed in the company's filings with the Securities and Exchange Commission. NS Group does not undertake any obligations to update or revise its forward-looking statements.

                               ##################

CONTACT:          Linda A. Pleiman
                  Director of Investor Relations and Corporate Communications NS GROUP, INC.
                  (859) 292-6814
                  www.nsgrouponline.com






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                                 NS GROUP, INC.
                            Summarized Financial Data
(Dollars and shares in thousands, except per share and revenue per ton amounts)
                                   (Unaudited)


                                                               Three Months Ended                  Nine Months Ended
                                                 -------------------------------------------  ----------------------------
                                                 September 30,      June 30,   September 30,  September 30,  September 30,
                                                      2004            2004          2003           2004           2003
                                                 -------------  -------------  -------------  -------------  -------------

Net sales                                          $ 122,120      $ 109,433      $  73,577      $ 316,070      $ 189,961
Cost of products sold                                 92,414         83,807         72,367        249,023        196,202
                                                   ---------      ---------      ---------      ---------      ---------
      Gross profit (loss)                             29,706         25,626          1,210         67,047         (6,241)

Selling, general and administrative                    4,176          3,990          3,233         12,520         11,516
Restructuring charges                                   --             --             --            1,897           --
                                                   ---------      ---------      ---------      ---------      ---------
      Operating income (loss)                         25,530         21,636         (2,023)        52,630        (17,757)

Investment income (loss)                                  37             19             41             92           (122)
Interest expense                                        (197)          (353)          (280)          (868)        (3,075)
Other income, net                                        212             20             52            194            159
                                                   ---------      ---------      ---------      ---------      ---------
      Income (loss) before income taxes               25,582         21,322         (2,210)        52,048        (20,795)
Provision (benefit) for income taxes                     870            718           --            1,691           --
                                                   ---------      ---------      ---------      ---------      ---------
      Net income (loss)                            $  24,712      $  20,604      $  (2,210)     $  50,357      $ (20,795)
                                                   =========      =========      =========      =========      =========

Net income (loss) per common share
      Basic                                        $    1.17      $    0.98      $   (0.11)     $    2.40      $   (1.00)
                                                   =========      =========      =========      =========      =========
      Diluted                                      $    1.14      $    0.96      $   (0.11)     $    2.35      $   (1.00)
                                                   =========      =========      =========      =========      =========

Weighted average shares outstanding
      Basic                                           21,160         20,941         20,859         21,004         20,735
      Diluted                                         21,740         21,463         20,859         21,469         20,735

Product shipments - tons

      Welded                                          55,000         51,700         73,400        176,100        194,400
      Seamless                                        59,100         61,700         46,900        171,500        127,800
                                                   ---------      ---------      ---------      ---------      ---------
                                                     114,100        113,400        120,300        347,600        322,200
Revenue per ton

      Welded                                       $     920      $     862      $     467      $     764      $     451
      Seamless                                     $   1,210      $   1,052      $     837      $   1,058      $     800

Average rig count                                      1,229          1,165          1,088          1,173          1,001

Selected Balance Sheet (data as of):
-----------------------------------------------------------------------------
                                                 September 30,   December 31,
                                                      2004           2003
                                                 -------------   ------------
      Cash and equivalents                         $  16,818      $   2,628
      Working capital                                104,254         45,076
      Total assets                                   234,483        165,860
      Shareholders' equity                           144,830         88,608

Selected Cash Flow Data (for the nine months ended September 30):
-----------------------------------------------------------------------------

                                                      2004           2003
                                                 -------------   ------------
      Cash provided (used) by -
         Operating activities                      $  18,036      $ (10,669)
         Investing activities                          5,530          5,391
         Financing activities                         (9,376)       (20,295)
      Depreciation                                     4,029          5,299
      Capital expenditures                            (2,041)          (728)


--------------------------------------------

NOTES:

 1. During the first quarter of 2004, the Company recorded restructuring charges of $1,897, or $0.09 per share, primarily as the result of an increase in estimated costs to settle operating contracts cancelled in the Company's restructuring of operations in 2001.